Exhibit 10.18

AMENDMENT TO EMPLOYMENT AGREEMENT

Amendment to Employment Agreement dated as of July 11, 2019, between Evergreen Packaging Inc. (the “Company”) and John Rooney (“Executive”).

PRELIMINARY STATEMENT

A. Executive is currently employed by the Company with an employment agreement dated as of February 20, 2017 (the “Agreement”).

B. The Company and Executive desire to amend the Agreement, as follows:

AGREEMENT

1. Paragraph 2 of the Agreement is amended by replacing the first sentence thereof with the following: “Executive shall serve as Chief Executive Officer of the Company.”

2. Paragraph 5(b)(ii) of the Agreement is amended by replacing the first sentence thereof with the following: “Notwithstanding Section 5(b)(i), if (i) a Sale of Business (as defined below) occurs and (ii) within 12 months following the closing of such Sale of Business either (A) Executive is terminated without Cause, or (B) Executive’s position is materially reduced in remuneration or scope of duties and Executive terminates Executive’s employment, then the Severance Amount shall be (i) two times Executive’s Base Salary plus (ii) Executive’s Annual Bonus, at target, prorated through the Date of Termination, and will be paid over a period of 24 months following the Date of Termination. All other terms of Section 5(b)(i) will apply. For purposes of this Section 5(b)(ii):”

3. All other terms of the Agreement continue unchanged.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

EVERGREEN PACKANGING INC.

By:	/s/ Joseph E. Doyle
Name: Joseph E. Doyle
Title: Group Legal Counsel

EXECUTIVE

By:	/s/ John Rooney
Name: John Rooney
Date: 7/11/2019